Exhibit A

CATALYST FUNDS

CLASS A MASTER DISTRIBUTION PLAN

AMENDMENT 5

The Class A Master Distribution Plan has been adopted with respect to the following Funds:

Catalyst Value Fund

Listed Private Equity Plus Fund

Catalyst OPTI-flex Fund

America First Income Strategies Fund

America First Prestige Fund

SBM Strategic Income Fund

SBM Value Fund

Catalyst High Income Fund

Catalyst Total Return Income Fund

Catalyst Rising Dividend Income Fund

Catalyst Funds

Dated as of May 12, 2008

By: ____/s/ Jerry Szilagyi _________________

      Jerry Szilagyi, Trustee